Exhibit 99.1 – News Release

RB Global reports second quarter 2025 results
WESTCHESTER, IL, August 6, 2025 – RB Global, Inc. (NYSE & TSX: RBA, the “Company”, “RB Global”, “we”, “us”, “their”, or “our”) reported the following results for the three months ended June 30, 2025.

"I am pleased to report that we continued to gain automotive market share in the second quarter, with total automotive unit volume increasing 9% year-over-year," said Jim Kessler, CEO of RB Global. "Our teammates delivered another strong quarter, consistently over delivering against all our partner and customer expectations."

"We drove strong operating leverage in the quarter resulting in solid financial performance," said Eric J. Guerin, Chief Financial Officer. "Our ability to execute in a shifting macro environment highlights our teammates' dedication to our customers and partners."

Second Quarter Financial Highlights1,2,3:
•Total gross transaction value ("GTV") increased 2% year over year to $4.2 billion.
•Total revenue increased 8% year over year to $1.2 billion.
•Service revenue increased 3% year over year at $887.2 million.
•Inventory sales revenue increased 26% year over year to $298.8 million.
•Net income decreased 1% year-over-year to $109.7 million.
•Net income available to common stockholders decreased 1% year over year to $99.5 million.
•Diluted earnings per share available to common stockholders decreased 2% to $0.53 per share.
•Diluted adjusted earnings per share available to common stockholders increased 14% year over year to $1.07 per share.
•Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 7% year over year to $364.5 million.

2025 Financial Outlook
The Company has updated its full-year 2025 outlook for select financial data, as shown below:

(in U.S. dollars in millions, except percentages)	Current Outlook	Prior Outlook
GTV growth	0% to 3%	0% to 3%
Adjusted EBITDA	$1,340 to $1,370	$1,320 to $1,380
Full year tax rate (GAAP and Adjusted)	24% to 27%	25% to 28%
Capital Expenditures[4]	$350 to $400	$350 to $400

1 For information regarding RB Global's use and definition of certain measures, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release.
2 All figures are presented in U.S. dollars.
3 For the second quarter of 2025 as compared to the second quarter of 2024.
4 Capital expenditures is defined as property, plant and equipment, net of proceeds on disposals, plus intangible asset additions.

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Additional Financial and Operational Highlights

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. dollars in millions, except EPS and percentages)	2025	2024	2025 over 2024	2025	2024	2025 over 2024
GTV	$4,198.1	$4,104.1	2%	$8,027.0	$8,181.5	(2) %
Service revenue	887.2	859.1	3%	1,739.7	1,708.2	2%
Service revenue take rate	21.1%	20.9%	20bps	21.7%	20.9%	80bps

Inventory sales revenue	$298.8	$237.0	26%	$554.9	$452.6	23%
Inventory return	12.4	14.3	(13) %	33.5	33.3	1%
Inventory rate	4.1%	6.0%	(190)bps	6.0%	7.4%	(140)bps

Net income	$109.7	$111.0	(1) %	$223.0	$218.4	2%
Net income available to common stockholders	99.5	100.7	(1) %	202.4	197.8	2%
Adjusted EBITDA	364.5	342.0	7%	692.4	673.1	3%
Diluted earnings per share available to common stockholders	$0.53	$0.54	(2) %	$1.09	$1.07	2%
Diluted adjusted earnings per share available to common stockholders	$1.07	$0.94	14%	$1.96	$1.84	7%

Revenue

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2025	2024	2025 over 2024	2025	2024	2025 over 2024
Transactional seller revenue	$241.0	$250.7	(4)%	$457.8	$489.3	(6)%
Transactional buyer revenue	560.6	510.0	10%	1,117.3	1,035.4	8%
Marketplace services revenue	85.6	98.4	(13)%	164.6	183.5	(10)%
Total service revenue	887.2	859.1	3%	1,739.7	1,708.2	2%
Inventory sales revenue	298.8	237.0	26%	554.9	452.6	23%
Total revenue	$1,186.0	$1,096.1	8%	$2,294.6	$2,160.8	6%
For the Second Quarter:
•GTV increased 2% year over year to $4.2 billion, primarily due to an increase in the automotive sector, partially offset by a decline in the commercial construction and transportation ("CC&T") sector. Automotive GTV increased due to growth in lot volume from existing partners, as well as year-over-year market share gains, partially offset by a lower average price per lot sold. The decrease in CC&T GTV was primarily driven by the lower lot volumes as customer take a wait-and-see approach given the current macro-economic environment, combined with lower volumes from our enterprise customers, as we benefited from certain significant large customer dispositions in the prior period. Partially offsetting lower volumes, the average price per lot sold increased due to an improved mix.
•Service revenue increased 3% year-over-year to $887.2 million, driven by higher GTV and an increase in service revenue take rate. Service revenue take rate expanded 20 basis points year over year to 21.1% driven by a higher buyer fee rate structure, partially offset by lower marketplace services revenue and a lower average commission rate. The decline in marketplace services revenue was driven by lower fees earned from transportation services compared to the prior period.
•Inventory sales revenue increased 26% year over year to $298.8 million, primarily due to higher inventory revenue from the CC&T sector. The inventory rate declined 190 basis points year over year to 4.1%, primarily due to weaker performance across all sectors. Inventory rate and returns include an inventory write-down of $1.7 million related to the LKQ SYNETIQ transaction.

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•Net income available to common stockholders decreased to $99.5 million, primarily driven by the decrease in operating income, partially offset by lower interest expense due to lower long-term debt levels driven by repayments of principal and lower interest rates, partly as a result of the recent refinancing of our Credit Agreement.
•Adjusted EBITDA1 increased 7% year over year driven by higher service revenue partially offset by higher adjusted operating expenses.
GTV by Sector

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2025	2024	2025 over 2024	2025	2024	2025 over 2024
Automotive	$2,161.5	$2,007.7	8%	$4,306.2	$4,112.7	5%
Commercial construction and transportation	1,523.2	1,613.3	(6) %	2,799.9	3,174.5	(12) %
Other[2]	513.4	483.1	6%	920.9	894.3	3%
Total GTV	$4,198.1	$4,104.1	2%	$8,027.0	$8,181.5	(2) %
Total Lots Sold by Sector

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in '000's of lots sold, except percentages)	2025	2024	2025 over 2024	2025	2024	2025 over 2024
Automotive	595.9	547.7	9%	1,221.5	1,132.3	8%
Commercial construction and transportation	97.5	118.2	(18) %	185.1	227.0	(18) %
Other[2]	153.8	173.6	(11) %	295.7	319.2	(7) %
Total lots sold	847.2	839.5	1%	1,702.3	1,678.5	1%

1 For information regarding RB Global's use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release.
2 Total GTV and total lots sold in the other sector exclude the results from LKQ SYNETIQ from June 21 2025, the date of its deconsolidation from the Company.

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Reconciliation of Operating Expenses
The below table reconciles as reported operating expenses by line item to adjusted operating expenses to exclude the impact of adjustments as defined in our Non-GAAP Measures.

For the three months ended June 30, 2025
	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
(in U.S. dollars in millions)
As reported	$353.9	$286.4	$222.2	$2.7	$116.7	$981.9
Share-based payments expense	—	—	(25.2)	—	—	(25.2)
Acquisition- related and integration costs	—	—	—	(2.7)	—	(2.7)
Amortization of acquired intangible assets	—	—	—	—	(68.3)	(68.3)
Prepaid consigned vehicle charges	0.2	—	—	—	—	0.2
Executive transition costs	—	—	(3.1)	—	—	(3.1)
Loss on deconsolidation and related costs	—	(1.7)	(2.5)	—	—	(4.2)
Debt refinancing costs	—	—	(3.9)	—	—	(3.9)
Remeasurements in connection with business combinations	—	—	(0.1)	—	—	(0.1)
Other legal, advisory, restructuring and non-income tax expenses	—	—	(4.3)	—	—	(4.3)
Adjusted	$354.1	$284.7	$183.1	$—	$48.4	$870.3

For the six months ended June 30, 2025
	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
(in U.S. dollars in millions)
As reported	$715.8	$521.4	$427.2	$5.8	$231.2	$1,901.4
Share-based payments expense	—	—	(39.6)	—	—	(39.6)
Acquisition- related and integration costs	—	—	—	(5.8)	—	(5.8)
Amortization of acquired intangible assets	—	—	—	—	(136.6)	(136.6)
Loss on disposition of property, plant and equipment and related costs	—	—	(0.2)	—	—	(0.2)
Prepaid consigned vehicle charges	0.5	—	—	—	—	0.5
Executive transition costs	—	—	(5.8)	—	—	(5.8)
Loss on deconsolidation and related costs	—	(1.7)	(2.5)	—	—	(4.2)
Debt refinancing costs	—	—	(3.9)	—	—	(3.9)
Remeasurements in connection with business combinations	—	—	(0.1)	—	—	(0.1)
Other legal, advisory, restructuring and non-income tax expenses	(1.0)	—	(7.3)	—	—	(8.3)
Adjusted	$715.3	$519.7	$367.8	$—	$94.6	$1,697.4
Dividend Information
Quarterly Dividend
On August 5, 2025, the Company declared a quarterly cash dividend of $0.31 per common share, payable on September 18, 2025, to shareholders of record on August 28, 2025.

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Other Company Developments
•On July 14, 2025, we completed the acquisition of J.M. Wood Auction Co., Inc., an auction business based in Alabama, United States, for consideration of approximately $235 million, plus approximately $8 million for inventory held for auction at the time of closing.
•On June 21, 2025, through our wholly-owned subsidiary SYNETIQ Ltd., we entered into an agreement with LKQ Europe to jointly provide vehicle parts dismantling and distribution services through the newly created venture, LKQ SYNETIQ. The Company retained a 40% equity interest and LKQ Europe acquired a 60% equity interest in LKQ SYNETIQ in exchange for proceeds of £8.0 million (approximately $11.0 million) to be paid in equal installments on the third, fourth, and fifth anniversaries of the closing date.

Second Quarter 2025 Earnings Conference Call
RB Global is hosting a conference call to discuss its financial results for the quarter ended June 30, 2025, at 4:30 PM ET on August 6, 2025. The replay of the webcast will be available through August 6, 2026.
Conference call and webcast details are available at the following link:
https://investor.rbglobal.com
About RB Global
RB Global, Inc. (NYSE: RBA) (TSX: RBA) is a leading, omnichannel marketplace that provides value-added insights, services and transaction solutions for buyers and sellers of commercial assets and vehicles worldwide. Through our auction sites and digital platform, we have a wide global presence and serve customers across a variety of asset classes, including automotive, commercial transportation, construction, government surplus, lifting and material handling, energy, mining and agriculture. Our marketplace brands include Ritchie Bros., the world's largest auctioneer of commercial assets and vehicles offering online bidding, and IAA, Inc. ("IAA"), a leading global digital marketplace connecting vehicle buyers and sellers. Our portfolio of brands also includes Rouse Services ("Rouse"), which provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip Inc. ("SmartEquip"), an innovative technology platform that supports customers' management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; and VeriTread LLC ("VeriTread"), an online marketplace for heavy haul transport.

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Forward-looking Statements
This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, opportunities, and any other statements regarding events or developments that RB Global believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “confident”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “remain”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond RB Global’s control, including risks and uncertainties related to: our ability to integrate acquisitions, including the recently acquired J.M. Wood; the fact that operating costs and business disruption may be greater than expected; the effect of the consummation of the merger on the trading price of RB Global's common shares; the ability of RB Global to retain and hire key personnel and employees; the significant costs associated with the merger; the outcome of any legal proceedings that have been or could be instituted against RB Global; the ability of the Company to realize anticipated synergies in the amount, manner or timeframe expected or at all; the failure of the Company to achieve expected operating results in the amount, manner or timeframe expected or at all; changes in capital markets and the ability of the Company to generate cash flow and/or finance operations in the manner expected or to de-lever in the timeframe expected; the failure of RB Global or the Company to meet financial forecasts and/or key performance targets including the Company's key operating metrics; the Company’s ability to commercialize new platform solutions and offerings; legislative, regulatory and economic developments affecting the combined business; general economic and market developments and conditions, including as a result of global trade tensions and as a result of current, proposed or future tariffs; the evolving legal, regulatory and tax regimes under which RB Global operates; unpredictability and severity of catastrophic events, including, but not limited to, pandemics, acts of terrorism or outbreak of war or hostilities, as well as RB Global’s response to any of the aforementioned factors. Other risks that could cause actual results to differ materially from those described in the forward-looking statements are included in RB Global's periodic reports and other filings with the Securities and Exchange Commission (“SEC”) and/or applicable Canadian securities regulatory authorities, including the risk factors identified under Item 1A “Risk Factors” and the section titled “Summary of Risk Factors” in RB Global’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and RB Global’s periodic reports and other filings with the SEC, which are available on the SEC, SEDAR and RB Global’ websites. The foregoing list is not exhaustive of the factors that may affect RB Global’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and RB Global does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.
Key Operating Metrics
We regularly review a number of metrics, including the following key operating metrics, to evaluate our business, measure our performance, identify trends affecting our business, and make operating decisions. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our operational strategies.

We define our key operating metrics as follows:

GTV: Represents total proceeds from all items sold on our auctions and online marketplaces, third-party online marketplaces, private brokerage services and other disposition channels. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

Total service revenue take rate: Total service revenue divided by total GTV.

Inventory return: Inventory sales revenue less cost of inventory sold.

Inventory rate: Inventory return divided by inventory sales revenue.

Total lots sold: A single asset to be sold or a group of assets bundled for sale as one unit. Low value assets are sometimes bundled into a single lot, collectively referred to as “small value lots.”

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GTV and Selected Condensed Consolidated Financial Information
GTV and Condensed Consolidated Income Statements
(Expressed in millions of U.S. dollars, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,

	2025	2024	2025	2024
GTV	$4,198.1	$4,104.1	$8,027.0	$8,181.5
Revenue:
Service revenue	$887.2	$859.1	$1,739.7	$1,708.2
Inventory sales revenue	298.8	237.0	554.9	452.6
Total revenue	1,186.0	1,096.1	2,294.6	2,160.8
Operating expenses:
Costs of services	353.9	348.8	715.8	701.8
Cost of inventory sold	286.4	222.7	521.4	419.3
Selling, general and administrative	222.2	208.6	427.2	406.7
Acquisition-related and integration costs	2.7	4.1	5.8	16.9
Depreciation and amortization	116.7	110.3	231.2	218.0
Total operating expenses	981.9	894.5	1,901.4	1,762.7
Gain on disposition of property, plant and equipment	—	0.3	0.4	2.7
Loss on deconsolidation	(15.5)	—	(15.5)	—
Operating income	188.6	201.9	378.1	400.8
Interest expense	(47.5)	(59.9)	(97.4)	(123.8)
Interest income	4.0	6.8	7.0	13.4
Other income (loss), net	0.2	(0.2)	0.9	(1.0)
Foreign exchange gain (loss)	0.2	(1.0)	(0.2)	(1.9)
Income before income taxes	145.5	147.6	288.4	287.5
Income tax expense	35.8	36.6	65.4	69.1
Net income	$109.7	$111.0	$223.0	$218.4

Net income (loss) attributable to:
Controlling interests	$109.8	$111.1	$223.2	$218.5
Redeemable non-controlling interests	(0.1)	(0.1)	(0.2)	(0.1)
Net income	$109.7	$111.0	$223.0	$218.4

Net income attributable to controlling interests	$109.8	$111.1	$223.2	$218.5
Cumulative dividends on Series A Senior Preferred Shares	(6.7)	(6.7)	(13.4)	(13.4)
Allocated earnings to Series A Senior Preferred Shares	(3.6)	(3.7)	(7.4)	(7.3)
Net income available to common stockholders	$99.5	$100.7	$202.4	$197.8

Basic earnings per share available to common stockholders	$0.54	$0.55	$1.09	$1.08
Diluted earnings per share available to common stockholders	$0.53	$0.54	$1.09	$1.07
Basic weighted average number of shares outstanding	185,365,576	183,887,145	185,096,464	183,473,233
Diluted weighted average number of shares outstanding	186,649,132	184,912,584	186,502,548	184,746,818

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Condensed Consolidated Balance Sheets
(Expressed in millions of U.S. dollars, except share data)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$710.2	$533.9
Restricted cash	145.8	174.9
Trade and other receivables, net of allowance for credit losses of $7.0 and $7.2, respectively	766.1	709.4
Prepaid consigned vehicle charges	56.8	67.9
Inventory	95.4	121.5
Other current assets	80.0	77.0
Income taxes receivable	84.9	30.2
Total current assets	1,939.2	1,714.8
Property, plant and equipment, net	1,437.3	1,275.4
Operating lease right-of-use assets	1,519.1	1,529.1
Other non-current assets	152.3	98.4
Intangible assets, net	2,567.4	2,668.7
Goodwill	4,533.0	4,511.8
Deferred tax assets	8.8	8.8
Total assets	$12,157.1	$11,807.0
Liabilities, Temporary Equity and Stockholders' Equity
Current liabilities:
Auction proceeds payable	$578.4	$378.0
Trade and other liabilities	674.9	782.0
Current operating lease liabilities	116.1	113.3
Income taxes payable	6.2	26.2
Short-term debt	89.1	27.7
Current portion of long-term debt	51.3	4.1
Total current liabilities	1,516.0	1,331.3
Long-term operating lease liabilities	1,428.9	1,431.1
Long-term debt	2,529.8	2,622.1
Other non-current liabilities	128.7	97.4
Deferred tax liabilities	608.7	608.7
Total liabilities	6,212.1	6,090.6
Temporary equity:
Series A Senior Preferred Shares, no par value; shares authorized, issued and outstanding: 485,000,000	482.0	482.0
Redeemable non-controlling interest	7.9	8.1
Stockholders' equity:
Senior preferred and junior preferred stock; unlimited shares authorized; shares issued and outstanding, other than Series A Senior Preferred Shares: nil	—	—
Common stock and additional paid-in capital, no par value; unlimited shares authorized; shares issued and outstanding: 185,543,198	4,304.1	4,258.5
Retained earnings	1,188.5	1,090.3
Accumulated other comprehensive loss	(40.0)	(124.8)
Stockholders' equity	5,452.6	5,224.0
Non-controlling interests	2.5	2.3
Total stockholders' equity	5,455.1	5,226.3
Total liabilities, temporary equity and stockholders' equity	$12,157.1	$11,807.0

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Condensed Consolidated Statements of Cash Flows
(Expressed in millions of U.S. dollars)
(Unaudited)

	Six months ended June 30,
	2025	2024
Cash provided by (used in):
Operating activities:
Net income	$223.0	$218.4
Adjustments for items not affecting cash:
Depreciation and amortization	231.2	218.0
Share-based payments expense	41.6	35.1
Deferred income tax benefit	—	(31.0)
Unrealized foreign exchange loss	0.2	0.4
Gain on disposition of property, plant and equipment	(0.4)	(2.7)
Loss on deconsolidation	15.5	—
Allowance for expected credit losses	1.5	4.9
Amortization of debt issuance costs	4.8	6.7
Amortization of right-of-use assets	78.2	75.8
Other, net	5.5	9.6
Net changes in operating assets and liabilities	(117.8)	(73.1)
Net cash provided by operating activities	483.3	462.1
Investing activities:
Property, plant and equipment additions	(139.1)	(73.9)
Proceeds on disposition of property, plant and equipment	2.1	1.0
Intangible asset additions	(61.2)	(56.2)
Proceeds from repayment of loans receivable	5.1	4.0
Issuance of loans receivable	(33.0)	(5.5)
Other, net	(1.8)	(1.1)
Net cash used in investing activities	(227.9)	(131.7)
Financing activities:
Dividends paid to common stockholders	(107.3)	(98.9)
Dividends paid to Series A Senior Preferred shareholders	(17.1)	(17.0)
Proceeds from exercise of options and share option plans	27.2	51.9
Payment of withholding taxes on issuance of shares	(20.2)	(11.2)
Net increase in short-term debt	56.0	16.2
Proceeds from long-term debt	275.0	—
Repayment of long-term debt	(326.0)	(252.2)
Payment of debt issuance costs	(4.4)	—
Repayment of finance lease and equipment financing obligations	(16.0)	(12.9)
Proceeds from equipment financing obligations	1.9	1.7
Net cash used in financing activities	(130.9)	(322.4)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	22.7	(10.3)
Net increase (decrease) in cash, cash equivalents, and restricted cash	147.2	(2.3)
Cash, cash equivalents, and restricted cash, beginning of period	708.8	747.9
Cash, cash equivalents, and restricted cash, end of period	$856.0	$745.6

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Non-GAAP Measures
This news release references non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP.
The Company has not provided a reconciliation of Adjusted EBITDA outlook for fiscal 2025 to GAAP net income, the most directly comparable GAAP financial measure, because without unreasonable efforts, it is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate Adjusted EBITDA, including but not limited to: (a) the net loss or gain on the sale of property plant & equipment, or other assets (b) loss on deconsolidation and related costs (c) acquisition-related or integration costs relating to our mergers and acquisition activity, including severance costs, (d) other legal, advisory, restructuring and non-income tax expenses, (e) share-based payments compensation expense which value is directly impacted by the fluctuations in our share price and other variables, and (f) other expenses that we do not believe are indicative of our ongoing operations. These adjustments are uncertain, depend on various factors that are beyond our control and could have a material impact on net income for fiscal 2025.
Please refer to the quarterly report on Form 10-Q for the quarter ended June 30, 2025 for a summary of adjusting items during the trailing twelve months ended June 30, 2025 and June 30, 2024.

Adjusted Net Income Available to Common Stockholders and Diluted Adjusted EPS Available to Common Stockholders Reconciliation
The Company believes that adjusted net income available to common stockholders provides useful information about the growth or decline of the net income available to common stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted adjusted EPS available to common stockholders eliminates the financial impact of adjusting items from net income available to common stockholders that the Company does not consider to be part of the normal operating results.

Adjusted net income available to common stockholders is calculated as net income available to common stockholders, excluding the effects of adjusting items that we do not consider to be part of our normal operating results, such as share-based payments expense, acquisition-related and integration costs, amortization of acquired intangible assets, executive transition costs and certain other items.

Net income available to common stockholders is calculated as net income attributable to controlling interests, less cumulative dividends on Series A Senior Preferred Shares and allocated earnings to participating securities.

Diluted adjusted EPS available to common stockholders is calculated by dividing adjusted net income available to common stockholders by the weighted average number of dilutive shares outstanding, except that it is computed based upon the lower of the two-class method or the if-converted method, which includes the effects of the assumed conversion of the Series A Senior Preferred Shares and the effect of shares issuable under the Company’s stock-based incentive plans, if such effect is dilutive.

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The following table reconciles adjusted net income available to common stockholders and diluted adjusted EPS available to common stockholders to net income available to common stockholders and diluted EPS available to common stockholders, which are the most directly comparable GAAP measures in our consolidated financial statements:

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
(in U.S. dollars in millions, except share, per share data, and percentages)	2025	2024	2025 over 2024	2025	2024	2025 over 2024
Net income available to common stockholders	$99.5	$100.7	(1)%	$202.4	$197.8	2%
Share-based payments expense	25.2	18.1	39%	39.6	31.4	26%
Acquisition-related and integration costs	2.7	4.1	(34)%	5.8	16.9	(66)%
Amortization of acquired intangible assets	68.3	69.0	(1)%	136.6	138.6	(1)%
(Gain) loss on disposition of property, plant and equipment and related costs	—	0.4	NM	(0.2)	(1.4)	(86)%
Prepaid consigned vehicles charges	(0.2)	(1.3)	(85)%	(0.5)	(3.4)	(85)%
Executive transition costs	3.1	2.0	55%	5.8	3.7	57%
Loss on deconsolidation and related costs	19.7	—	NM	19.7	—	NM
Debt refinancing costs	3.9	—	NM	3.9	—	NM
Remeasurements in connection with business combinations	0.1	—	NM	0.1	—	NM
Other legal, advisory, restructuring and non-income tax expenses	4.3	7.7	(44)%	8.2	10.0	(18)%
Related tax effects of the above	(22.4)	(24.0)	(7)%	(49.7)	(48.8)	2%
Related allocation of the above to participating securities	(3.7)	(2.6)	42%	(6.0)	(5.2)	15%
Adjusted net income available to common stockholders	$200.5	$174.1	15%	$365.7	$339.6	8%
Weighted average number of dilutive shares outstanding	186,649,132	184,912,584	1%	186,502,548	184,746,818	1%
Diluted earnings per share available to common stockholders	$0.53	$0.54	(2)%	$1.09	$1.07	2%
Diluted adjusted earnings per share available to common stockholders	$1.07	$0.94	14%	$1.96	$1.84	7%

NM = Not meaningful

RB Global	11

Adjusted EBITDA
The Company believes adjusted EBITDA provides useful information about the growth or decline of its net income when compared between different financial periods. The Company uses adjusted EBITDA as a key performance measure because the Company believes it facilitates operating performance comparisons from period to period and provides management with the ability to monitor its controllable incremental revenues and costs.

Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, income tax expense, and subtracting interest income from net income, as well as adding back the adjusting items.

The following table reconciles adjusted EBITDA to net income, which is the most directly comparable GAAP measure in, or calculated from, our consolidated financial statements:

	Three months ended June 30,			Six months ended June 30,
			% Change			% Change
			2025 over			2025 over
(in U.S. dollars in millions, except percentages)	2025	2024	2024	2025	2024	2024
Net income	$109.7	$111.0	(1)%	$223.0	$218.4	2%
Add: depreciation and amortization	116.7	110.3	6%	231.2	218.0	6%
Add: interest expense	47.5	59.9	(21)%	97.4	123.8	(21)%
Less: interest income	(4.0)	(6.8)	(41)%	(7.0)	(13.4)	(48)%
Add: income tax expense	35.8	36.6	(2)%	65.4	69.1	(5)%
EBITDA	305.7	311.0	(2)%	610.0	615.9	(1)%
Share-based payments expense	25.2	18.1	39%	39.6	31.4	26%
Acquisition-related and integration costs	2.7	4.1	(34)%	5.8	16.9	(66)%
(Gain) loss on disposition of property, plant and equipment and related costs	—	0.4	NM	(0.2)	(1.4)	(86)%
Prepaid consigned vehicles charges	(0.2)	(1.3)	(85)%	(0.5)	(3.4)	(85)%
Executive transition costs	3.1	2.0	55%	5.8	3.7	57%
Loss on deconsolidation and related costs	19.7	—	NM	19.7	—	NM
Debt refinancing costs	3.9	—	NM	3.9	—	NM
Remeasurements in connection with business combinations	0.1	—	NM	0.1	—	NM
Other legal, advisory, restructuring and non-income tax expenses	4.3	7.7	(44)%	8.2	10.0	(18)%
Adjusted EBITDA	$364.5	$342.0	7%	$692.4	$673.1	3%
NM = Not meaningful

RB Global	12

Adjusted Net Debt and Adjusted Net Debt/Adjusted EBITDA Reconciliation
The Company believes that comparing adjusted net debt/adjusted EBITDA on a trailing twelve-month basis for different financial periods provides useful information about the performance of its operations as an indicator of the amount of time it would take to settle both the Company’s short and long-term debt. The Company does not consider this to be a measure of its liquidity, which is its ability to settle only short-term obligations, but rather a measure of how well it funds liquidity. Measures of liquidity are noted under “Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Adjusted net debt is calculated by subtracting cash and cash equivalents from short and long-term debt and long-term debt in escrow. Adjusted net debt/Adjusted EBITDA is calculated by dividing adjusted net debt by adjusted EBITDA.

The following table reconciles adjusted net debt to debt, adjusted EBITDA to net income, and adjusted net debt/ adjusted EBITDA to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements.

	At and for the twelve months ended June 30,
					% Change
(in U.S. dollars in millions, except percentages)	2025		2024		2025 over 2024
Short-term debt	$89.1		$29.9		198%
Long-term debt	2,581.1		2,826.9		(9)%
Debt	2,670.2		2,856.8		(7)%
Less: cash and cash equivalents	(710.2)		(599.5)		18%
Adjusted net debt	1,960.0		2,257.3		(13)%
Net income	$417.4		$365.8		14%
Add: depreciation and amortization	457.6		424.4		8%
Add: interest expense	207.3		251.7		(18)%
Less: interest income	(19.8)		(24.1)		(18)%
Add: income tax expense	133.6		122.1		9%
EBITDA	1,196.1		1,139.9		5%
Share-based payments expense	64.5		57.9		11%
Acquisition-related and integration costs	17.9		60.5		(70)%
Gain on disposition of property, plant and equipment and related costs	—		(0.7)		NM
Prepaid consigned vehicles charges	(1.9)		(18.3)		(90)%
Executive transition costs	8.8		15.7		(44)%
Loss on deconsolidation and related costs	19.7		—		NM
Debt refinancing costs	3.9		—		NM
Remeasurements in connection with business combinations	1.3		—		NM
Other legal, advisory, restructuring and non-income tax expenses	11.7		11.3		4%
Adjusted EBITDA	$1,322.0		$1,266.3		4%
Debt/net income	6.4	x	7.8	x	(18)%
Adjusted net debt/adjusted EBITDA	1.5	x	1.8	x	(17)%

NM = Not meaningful
For further information, please contact:
Sameer Rathod | Vice President, Investor Relations and Market Intelligence
1-510-381-7584 | srathod@rbglobal.com

RB Global	13